Exhibit 99.1

For:	Equinox Holdings, Inc.

Investor Contact:	Scott M. Rosen
Chief Operating Officer
(212) 774-6299
For Immediate Release
Christine Greany
Tidal Communications, Inc.
(203) 866-4401

EQUINOX HOLDINGS EXTENDS FORM 10-K FILING DEADLINE

NEW YORK (March 31, 2005) - Equinox Holdings, Inc. today announced that it is filing with the Securities and Exchange Commission (SEC) for an extension of the filing date for its 2004 Form 10-K.  The purpose of the extension is twofold: 1) like many other companies, Equinox is reviewing its current accounting for leases and will restate its previous financial statements, as applicable, in light of a recent SEC clarification regarding certain operating lease accounting issues and their application under generally accepted accounting principles; and 2) to reflect changes that Equinox has made in its accounting practices related to revenue reporting for its membership revenue and other revenue, and certain sales tax obligations.  As a result of these adjustments, the company will restate its balance sheets, cash flows, statement of operations and stockholders’ equity for the years ended December 31, 1999 through 2003, as well as each of the quarters in the nine month period ended September 30, 2004.  While the Company’s year-end audit has not yet been finalized, the impact of the adjustments is expected to reduce net revenue by approximately $236,000, $1.2 million and $1.0 million and net income, before income taxes, by approximately $454,000, $1.5 million and $1.3 million for the years ended December 31, 2001, 2002 and 2003, respectively.

The Company expects to file its Form 10-K and to report its fourth quarter and fiscal year 2004 financial results and host a conference call on or about April 15, 2005.

“We will be reporting detailed financial results for both the fourth quarter/full year 2004 and first quarter 2005 periods in the coming weeks,” said Harvey Spevak, Chief

Executive Officer.  “By all accounts, fiscal 2004 was a terrific year for Equinox.  We achieved strong growth in total revenues, membership levels and comparable store sales.  At the same time, we continued to extend the Equinox brand through new club openings and enhanced programs, services and product offerings.  This strength continues in 2005.”

Equinox Holdings, Inc. operates upscale, full-service fitness clubs, catering to the middle- to upper-end market segment.  The company offers an integrated selection of Equinox-branded programs, services and products, including strength and cardio training, group fitness classes, personal training, spa services and products, apparel and food/juice bars.  Since its inception in 1991, Equinox has developed a lifestyle brand that represents service, value, quality, expertise, innovation, attention to detail, market leadership and results.  As of December 31, 2004, the company operated 24 Equinox fitness clubs.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements that represent our beliefs concerning future operations, strategies, financial results or other developments, and contain words and phrases such as “may,” “expects,” “should,” or similar expressions.  Because these forward-looking statements are based on management’s current estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: changes in general economic conditions in the United States; changes in operations and prospects; the degree to which we are leveraged; the relative success and timing of our business strategies; our ability to execute and manage our growth strategy; adverse regional conditions; funding needs and financing sources; increased competition in the fitness industry; and actions of third parties, such as legislative bodies and government regulatory agencies.  We assume no obligation and do not intend to update these forward-looking statements.